Exhibit 10.64

PROMISSORY NOTE

CANNABIS GLOBAL, INC.

A Nevada Corporation

Dated: July 8, 2021 (“Issuance Date”)

For value received, Cannabis Global, Inc., a Nevada corporation, (the “Company”), hereby promises to pay to Edward Manolos (together with his respective successors, representatives, transferees and permitted assigns, (collectively, the “Holder”), twenty two thousand ($22,000) (the “Principal Amount”) including additional annual interest at 5%.

The principal and interest of this Note will be due and payable by the Company at any time on or before August 8, 2021 (“Maturity Date”) upon demand by the Holder.

RECITALS

Company is a corporation formed and operating in good standing under the laws of the State of Nevada.

Company’s common stock is listed on the OTC Markets listing service under the trading symbol “CBGL.”

The Holder is a director of the Company and thus an affiliate of the Company as defined Rule 405 under the Securities Act of 1933, as amended.

The purchase of this Note is considered a transaction between Related Parties as defined Item 404 of Regulation S-K – Transactions with Related Persons, under the Securities Act of 1933, as amended.

The Holder is providing a short-term loan to the Company as an investment for his own investment portfolio.

ARTICLE I

PAYMENT AND INTEREST

Section 1.1 Payment. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. The Note shall bear interest at the rate of five percent (5%) per annum. Full Payment shall be made the Holder on or before August 8, 2021. There shall be no prepayment penalties.

ARTICLE II

REPRESENTATIONS OF THE COMPANY

Representations and Warranties of the Company. In connection with the transactions contemplated by this Note, the Company hereby represents and warrants to the Holder as follows:

Section 2.1 Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

Section 2.2 Authorization and Enforceability. All corporate action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Note valid and enforceable in accordance with its terms.

ARTICLE III

REPRESENTATIONS OF THE HOLDER

Representations and Warranties of the Holder. In connection with the transactions contemplated by this Note, the Holder hereby represents and warrants to the Company as follows:

Section 3.1 Authorization. The Holder has full power and authority (and, if an individual, the capacity) to enter into this Note and to perform all obligations required to be performed by it hereunder. This Note, when executed and delivered by the Holder, will constitute the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 3.2 Purchase Entirely for Own Account. The Holder acknowledges that this Note is made with the Holder in reliance upon the Holder’s representation to the Company, which the Holder hereby confirms by executing this Note, that this Note will be acquired for investment for the Holder’s own account.

Section 3.3 Disclosure of Information; Non-Reliance. The Holder acknowledges that he has received all the information he considers necessary or appropriate to enable him to make an informed decision concerning this Note. The Holder further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions. The Holder confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Note. In deciding to purchase the Note, the Holder is not relying on the advice or recommendations of the Company and has made his own independent decision that the investment in the Note is suitable and appropriate for the Holder.

Section 3.4 Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself, can bear the economic risk of his investment and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Securities. Holder understands that his acquisition of the Note involves substantial risk. Holder has experience as an investor in securities of private companies and companies in the development stage and acknowledges that Holder is able to fend for himself, can bear the economic risk of his investment in the Note and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of this investment in the Note and protecting his own interests in connection with this investment.

Section 3.4. Transactions Between Related Parties. The Holder is a director of the Company and thus an affiliate of the Company as defined Rule 405 under the Securities Act of 1933, as amended. The purchase of this Note is considered a transaction between Related Parties as defined Item 404 of Regulation S-K – Transactions with Related Persons, under the Securities Act of 1933, as amended.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Successors and Assigns. This Note is fully assignable at the option of the Holder.

Section 4.2 Choice of Law. This Note, and all matters arising out of or relating to this Note, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of California, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of California.

Section 4.3 Counterparts. This Note may be executed in counterparts, each of which will be deemed an original.

Section 4.4 Titles and Subtitles. The titles and subtitles used in this Note are included for convenience only and are not to be considered in construing or interpreting this Note.

Section 4.5 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

Section 4.6 No Finder’s Fee. Each party represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection with the transactions contemplated by this Note. The Holder agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Note (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold the Holder harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Note (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

Section 4.7 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 4.8 Entire Agreement; Amendments and Waivers. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder.

Section 4.9 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions will be excluded from this Note and the balance of the Note will be interpreted as if such provisions were so excluded and this Note will be enforceable in accordance with its terms.

Section 4.10 Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Note and any agreements executed in connection herewith.

Section 4.11 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(end of sections – signature page(s) follow)

AGREED TO IN THIS 8TH OF JUNE IN THE YEAR OF 2021:

FOR THE COMPANY:

 X   /s/ Arman Tabatabaei

ARMAN TABATABAEI

CEO

CANNABIS GLOBAL, INC.

FOR THE HOLDER:

X   /s/ Edward Manolos

EDWARD MANOLOS

(END)